Exhibit 99.3

If you come to the meeting, please bring this card with you. It is evidence of your right to attend and vote at the meeting and will help you gain admission as quickly as possible. Please also see overleaf. .. SHARE H O L D E R REFE REN C E NUM B E R + + + *For the appointment of more than one proxy, please refer to Note 4. This card should not be used for any com ments, change of address, or other queries. Please send a separate instruction. C arniv al plc C o urt Meetin g + 2 7 1 5 - 0 1 4 9 *Please tick here if this proxy appointment is one of multiple appointments being made. Date Admission Card Carnival plc Court Meeting Friday, April 17, 2026 at 8:30 a.m. (EDT) Venue Carnival Place 3655 N.W. 87th Avenue Miami, Florida 33178 United States Notice of Availability – important, please read carefully. You can now access the shareholder materials relating to the DLC Unification and Redomiciliation Transactions (which includes the Notice of Court Meeting of Carnival plc Shareholders at Annex A to the Shareholder Document) at [ ]. You will also receive a copy of the document by post. You can submit your proxy via the Internet at www.shareview.co.uk. Notes 1. Full details of the resolution to be proposed at the Carnival plc Court Meeting and an explanatory statement are set out in the proxy statement/ prospectus dated [ ], 2026 (the Shareholder Document). Terms defined in the Shareholder Document shall have the same meanings when used in this Form of Proxy, unless the context otherwise requires. Before completing the Form of Proxy, please also read the sections of the Shareholder Document entitled "Carnival Corporation & plc Meetings" and "Carnival & plc Proposals." 2. Only those shareholders registered on the register of members of the Company at 6:30 p.m. (BST) on April 15, 2026 (or, in the case of an adjournment, 6:30 p.m. (BST) on the day which is two days (excluding any part of a day that is a non-working day) before the date set for such adjourned meeting) shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after such time shall be disregarded in determining the rights of any person to attend or vote at the meeting. 3. A shareholder who is entitled to attend, speak and vote at the Carnival plc Court Meeting may appoint one or more proxies to attend, speak and vote instead of that shareholder. Voting will take place on a poll. A proxy need not be a shareholder of the Company. A shareholder wishing to appoint someone other than the Chair of the Meeting as their proxy should insert that person's name in the space provided. If the proxy is being appointed for less than your full entitlement, please indicate in the box next to the appointed proxy's name the number of shares in relation to which that person is authorized to act as your proxy. If left blank, your proxy will be deemed to be authorized in respect of your full voting entitlement or, if this Form of Proxy has been issued in respect of a designated account for a shareholder, the full voting entitlement for that designated account. 4. A shareholder who appoints more than one proxy must appoint each proxy to exercise the votes attaching to specified shares held by that shareholder. To appoint more than one proxy, additional proxy cards may be obtained by visiting the website of our Registrar, Equiniti, at www.shareview.co.uk, or you may photocopy this proxy card. Please indicate in the box next to the proxy holder's name the number of shares in relation to which they are authorized to act as your proxy. Please also indicate by ticking the box provided if the proxy instruction is one of multiple instructions being given. All proxy cards must be signed and should be returned together in the same envelope. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others in their entirety as regards that share. If the Company is unable to determine which was executed last, none of them shall be valid in respect of that share. 5. To be valid, your signed and dated proxy card must be completed, signed and deposited together with any power of attorney or authority under which it is signed or a certified copy of such power of attorney or authority (whether delivered personally or by post), at the offices of the Company’s registrar, Equiniti Limited, Aspect House, Spencer Road, Lancing, BN99 6DA, as soon as possible and no later than 1:30 p.m. (BST) on April 15, 2026 (or, in the case of an adjournment, not later than 48 hours before the time fixed for the adjourned meeting (excluding any part of such 48-hour period falling on a non-working day)). In the case of a corporation, the proxy card should be executed under its common seal and/or the hand of a duly authorized officer or person. 6. If this Form of Proxy is not returned by the relevant time (as set out in note 5 above), it may be (i) scanned and emailed to Equiniti at proxyvotes@equiniti.com; or (ii) handed to the Chair of the Carnival plc Court Meeting or a representative of Equiniti at the Carnival plc Court Meeting venue any time prior to the start of the meeting (or any adjournment thereof). 7. Unless instructed otherwise, your proxy will have discretion to vote or abstain from voting as they see fit on the resolution and any other business which may properly come before the meeting, including amendments to resolution, and at any adjournment of the meeting. 8. Shareholders are entitled to vote online at www.shareview.co.uk. First, please log in to your Shareview Portfolio. Once you have logged in, simply click ‘View’ on the ‘My Investments’ page and then click on the link to vote and follow the on-screen instructions. If you have not yet registered for a Shareview Portfolio, please go to www.shareview.co.uk and enter the requested information. Alternatively, CREST members can submit their proxy through the CREST Electronic Proxy Appointment Service (ID RA19). 9. In the case of joint holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which the names stand on the register of members of the Company in respect of the relevant joint holding. 10. Any corporation which is a shareholder can appoint one or more corporate representatives who may exercise, on its behalf, all of its powers as a shareholder provided that they do not do so in relation to the same shares. The corporate representative may be required to produce to Equiniti their written authority to attend, speak and vote at the meeting at any time before the start of the Carnival plc Court Meeting. The representative shall not be entitled to exercise the powers conferred on them by the shareholder until any such demand has been satisfied. 11. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer’s agent (ID RA19) by 1:30 p.m. (BST) on April 15, 2026 (or, in the case of an adjournment, not later than 48 hours before the time fixed for the adjourned meeting (excluding any part of such 48-hour period falling on a non-working day)). For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer’s agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations. 12. If you are an institutional investor, you may also be able to appoint a proxy electronically via the Proxymity platform. Before you can appoint a proxy via this process you will need to have agreed to Proxymity’s associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy. 13. Return of this proxy card will not prevent a registered shareholder from attending the meeting and voting in person. 14. You may not use any electronic address provided either in the Shareholder Document or any related documents (including this Form of Proxy) to communicate with the Company for any reason other than those expressly stated. I/We, hereby appoint the Chair of the meeting, or the person indicated in the box below (please refer to Notes 3 and 4): as my/our proxy to attend and vote on my/our behalf at the Court Meeting of Carnival plc (the Company) to be held on Friday, April 17, 2026 and at any adjournment of the meeting. I would like my proxy to vote on the resolution proposed at the meeting as indicated on this proxy card. If no instruction is given in relation to the resolution below, or any other business is transacted at the Carnival plc Court Meeting, the proxy will vote at his or her discretion, or abstain from voting. IM P O R T A N T: If you wish to vote for the Scheme, sign your name in the box marked "FO R the Scheme." If you wish to vote against the Scheme, sign your name in the box marked "A G AINST the Scheme." Please sign in only one of the boxes below. This form must be signed in order to be valid. However, if you sign more than one box this Form of Proxy will be invalid. Name of proxy: Number of shares proxy appointed over (complete only if less than entire shareholding): F O R the Scheme Signature A G AINST the Scheme Signature

Poll Card Please bring this card with you to the meeting. Do NOT post this card to the Registrar. IMPORTANT: If you wish to vote for the Scheme, sign your name in the box marked "FOR the Scheme." If you wish to vote against the Scheme, sign your name in the box marked "AGAINST the Scheme." Please sign in only one of the boxes below. This form must be signed in order to be valid. However, if you sign more than one box, this form will be invalid. RESOLUTION 1. To Approve the Scheme of Arrangement Business Reply Plus Licence Number RRHE-RYJB-ZUEL Equiniti Aspect House Spencer Road LANCING BN99 6GL FOR the Scheme Signature AGAINST the Scheme Signature Name Name

CARNIVAL PLC

Admission Card

Carnival plc General Meeting
Friday, April 17, 2026
at 8:40 a.m. (EDT)

Venue

Carnival Place
3655 N.W. 87th Avenue
Miami, Florida 33178
United States

Notice of Availability – important, please read carefully.
You can now access the shareholder materials relating to the DLC Unification and Redomiciliation Transactions (which includes the Notice of General Meeting of Carnival plc Shareholders at Annex B to the Shareholder Document) at [ ]. You will also receive a copy of the document by post. You can submit your proxy via the Internet at www.shareview.co.uk.

If you come to the meeting, please bring this card with you. It is evidence of your right to attend and vote at the meeting and will help you gain admission as quickly as possible. Please also see overleaf.

Notes

1. Full details of the resolutions to be proposed at the Carnival plc General Meeting are set out in the proxy statement/ prospectus dated [ ], 2026 (the **Shareholder Document**). Terms defined in the Shareholder Document shall have the same meanings when used in this Form of Proxy, unless the context otherwise requires. Before completing the Form of Proxy, please also read the sections of the Shareholder Document entitled *"Carnival Corporation & plc Meetings"* and *"Carnival & plc Proposals."*

2. Only those shareholders registered on the register of members of the Company at 6:30 p.m. (BST) on April 15, 2026 (or, in the case of an adjournment, 6:30 p.m. (BST) on the day which is two days (excluding any part of a day that is a non-working day) before the date set for such adjourned meeting) shall be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to the entries on the register of members after such time shall be disregarded in determining the rights of any person to attend or vote at the meeting.

3. A shareholder who is entitled to attend, speak and vote at the Carnival plc General Meeting may appoint one or more proxies to attend, speak and vote instead of that shareholder. Voting will take place on a poll. A proxy need not be a shareholder of the Company. A shareholder wishing to appoint someone other than the Chair of the Meeting as their proxy should insert that person's name in the space provided. If the proxy is being appointed for less than your full entitlement, please indicate in the box next to the appointed proxy's name the number of shares in relation to which that person is authorized to act as your proxy. If left blank, your proxy will be deemed to be authorized in respect of your full voting entitlement or, if this Form of Proxy has been issued in respect of a designated account for a shareholder, the full voting entitlement for that designated account.

4. A shareholder who appoints more than one proxy must appoint each proxy to exercise the votes attaching to specified shares held by that shareholder. To appoint more than one proxy, additional proxy cards may be obtained by visiting the website of our Registrar, Equiniti, at www.shareview.co.uk, or you may photocopy this proxy card. Please indicate in the box next to the proxy holder's name the number of shares in relation to which they are authorized to act as your proxy. Please also indicate by ticking the box provided if the proxy instruction is one of multiple instructions being given. All proxy cards must be signed and should be returned together in the same envelope. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others in their entirety as regards that share. If the Company is unable to determine which was executed last, none of them shall be valid in respect of that share.

5. To be valid, your signed and dated proxy card must be completed, signed and deposited together with any power of attorney or authority under which it is signed or a certified copy of such power of attorney or authority (whether delivered personally or by post), at the offices of the Company's registrar, Equiniti Limited, Aspect House, Spencer Road, Lancing, BN99 6DA, as soon as possible and no later than **1:40 p.m. (BST) on April 15, 2026** (or, in the case of an adjournment, not later than 48 hours before the time fixed for the adjourned meeting (excluding any part of such 48-hour period falling on a non-working day)). In the case of a corporation, the proxy card should be executed under its common seal and/or the hand of a duly authorized officer or person.

6. Unless instructed otherwise, your proxy will have discretion to vote or abstain from voting as they see fit on the resolution and any other business which may properly come before the meeting, including amendments to resolution, and at any adjournment of the meeting.

7. The Abstain box is provided to enable you to abstain on any particular resolution. However, it should be noted that a vote 'Abstain' is not a vote in law and will not be counted in the calculation of the proportion of votes 'For' and 'Against' a resolution but will be counted to establish if a quorum is present.

8. Shareholders are entitled to vote online at www.shareview.co.uk. First, please log in to your Shareview Portfolio. Once you have logged in, simply click 'View' on the 'My Investments' page and then click on the link to vote and follow the on-screen instructions. If you have not yet registered for a Shareview Portfolio, please go to www.shareview.co.uk and enter the requested information. Alternatively, CREST members can submit their proxy through the CREST Electronic Proxy Appointment Service (ID RA19).

9. In the case of joint holders, the signature of one holder on a proxy card will be accepted and the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which the names stand on the register of members of the Company in respect of the relevant joint holding.

10. Any corporation which is a shareholder can appoint one or more corporate representatives who may exercise, on its behalf, all of its powers as a shareholder provided that they do not do so in relation to the same shares. The corporate representative may be required to produce to Equiniti their written authority to attend, speak and vote at the meeting at any time before the start of the Carnival plc General Meeting. The representative shall not be entitled to exercise the powers conferred on them by the shareholder until any such demand has been satisfied.

11. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer's agent (ID RA19) by **1:40 p.m. (BST) on April 15, 2026** (or, in the case of an adjournment, not later than 48 hours before the time fixed for the adjourned meeting (excluding any part of such 48-hour period falling on a non-working day)). For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer's agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations.

12. If you are an institutional investor, you may also be able to appoint a proxy electronically via the Proxymity platform. Before you can appoint a proxy via this process you will need to have agreed to Proxymity's associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy.

13. Return of this proxy card will not prevent a registered shareholder from attending the meeting and voting in person.

14. You may not use any electronic address provided either in the Shareholder Document or any related documents (including this Form of Proxy) to communicate with the Company for any reason other than those expressly stated.

CARNIVAL PLC

Carnival plc General Meeting

2715-0148

SHAREHOLDER REFERENCE NUMBER

I/We, hereby appoint the Chair of the meeting, or the person indicated in the box below (please refer to Notes 3 and 4):

Name of proxy:

Number of shares proxy appointed over
(complete only if less than entire shareholding):

as my/our proxy to attend and vote on my/our behalf at the General Meeting of Carnival plc (the **Company**) to be held on Friday, April 17, 2026 and at any adjournment of the meeting. I would like my proxy to vote on the resolutions proposed at the meeting as indicated on this proxy card.

Please indicate your vote by marking the appropriate boxes in black ink like this X

	Resolutions	For	Against	Abstain
1.	**DLC Unification Proposal** (*Ordinary Resolution*) To approve the (i) unification of Carnival Corporation and Carnival plc's dual listed company structure under a single company, Carnival Corporation, including, with effect from the Scheme of Arrangement becoming effective, the termination of the Equalization and Governance Agreement and other arrangements implementing the DLC structure (the "DLC Unification"), and (ii) migration of Carnival Corporation from the Republic of Panama, where Carnival Corporation is currently domiciled, to Bermuda as an exempted company limited by shares under the name "Carnival Corporation Ltd." (the "Redomiciliation" and together with the DLC Unification, the "DLC Unification and Redomiciliation Transactions")	☐	☐	☐
2.	**Scheme Implementation Proposal** (*Ordinary Resolution*) To authorize the Boards of Directors of Carnival Corporation and Carnival plc to take all action necessary and appropriate for implementing the Scheme and the DLC Unification and Redomiciliation Transactions	☐	☐	☐
3.	**PLC Scheme Articles Amendment Proposal** (*Special Resolution*) To adopt the new articles of association of Carnival plc in the form attached as Annex H to the Shareholder Document with effect from the passing of the resolution	☐	☐	☐
4.	**Post-Scheme PLC Articles Amendment Proposal** (*Special Resolution*) To adopt the new articles of association of Carnival plc in the form attached as Annex I to the Shareholder Document with effect from the Scheme becoming effective	☐	☐	☐
5.	**Corporation Memorandum of Continuance Proposal** (*Ordinary Resolution*) To adopt the Memorandum of Continuance that will take effect upon the redomiciliation of Carnival Corporation from Panama to Bermuda	☐	☐	☐
6.	**Corporation Bye-Laws Proposal** (*Ordinary Resolution*) To adopt the Carnival Corporation Ltd. Bye-Laws that will take effect upon the redomiciliation of Carnival Corporation from Panama to Bermuda	☐	☐	☐

*Please tick here if this proxy appointment is one of multiple appointments being made. ☐

Date

Signature

*For the appointment of more than one proxy, please refer to Note 4.
This card should not be used for any comments, change of address, or other queries. Please send a separate instruction.

Poll Card Please bring this card with you to the meeting. Do NOT post this card to the Registrar. RESOLUTIONS For Against Abstain 1. DLC Unification Proposal (Ordinary Resolution) To approve the (i) unification of Carnival Corporation and Carnival plc’s dual listed company structure under a single company, Carnival Corporation, including, with effect from the Scheme of Arrangement becoming effective, the termination of the Equalization and Governance Agreement and other arrangements implementing the DLC structure (the "DLC Unification"), and (ii) migration of Carnival Corporation from the Republic of Panama, where Carnival Corporation is currently domiciled, to Bermuda as an exempted company limited by shares under the name "Carnival Corporation Ltd." (the "Redomiciliation" and together with the DLC Unification, the "DLC Unification and Redomiciliation Transactions") 2. Scheme Implementation Proposal (Ordinary Resolution) To authorize the Boards of Directors of Carnival Corporation and Carnival plc to take all action necessary and appropriate for implementing the Scheme and the DLC Unification and Redomiciliation Transactions 3. PLC Scheme Articles Amendment Proposal (Special Resolution) To adopt the new articles of association of Carnival plc in the form attached as Annex H to the Shareholder Document with effect from the passing of the resolution 4. Post-Scheme PLC Articles Amendment Proposal (Special Resolution) To adopt the new articles of association of Carnival plc in the form attached as Annex I to the Shareholder Document with effect from the Scheme becoming effective 5. Corporation Memorandum of Continuance Proposal (Ordinary Resolution) To adopt the Memorandum of Continuance that will take effect upon the redomiciliation of Carnival Corporation from Panama to Bermuda 6. Corporation Bye-Laws Proposal (Ordinary Resolution) To adopt the Carnival Corporation Ltd. Bye-Laws that will take effect upon the redomiciliation of Carnival Corporation from Panama to Bermuda RRHE-RYJB-ZUEL Licence Number Business Reply Plus BN99 6GL LANCING Spencer Road Aspect House Equiniti Name ___________________________________________________________ Signature ________________________________________________________